CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF
GUGGENHEIM TAXABLE MUNICIPAL MANAGED DURATION TRUST
WHEREAS, the Trustees of Guggenheim Taxable Municipal Managed Duration Trust, a Delaware statutory trust (the “Trust”), have approved the amendment of the Trust’s Amended and Restated Agreement and Declaration of Trust, dated August 27, 2020 (the “Declaration of Trust”), in accordance with Section 11.3 thereof;
WHEREAS, pursuant to this Certificate of Amendment, the name of the Trust will be changed to “Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust”;
NOW, THEREFORE, the Declaration of Trust is hereby amended by changing the name of the Trust to “Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust”.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this Certificate of Amendment, to be effective as of the 19th day of November, 2020.
/s/ Randall C. Barnes
Randall C. Barnes
As Trustee and not individually

/s/ Angela Brock-Kyle
Angela Brock-Kyle
As Trustee and not individually

/s/ Donald A. Chubb, Jr.
Donald A. Chubb, Jr.
As Trustee and not individually

/s/ Jerry B. Farley
Jerry B. Farley
As Trustee and not individually

/s/ Roman Friedrich III
Roman Friedrich III
As Trustee and not individually

/s/ Thomas F. Lydon, Jr.
Thomas F. Lydon, Jr.
As Trustee and not individually

/s/ Ronald A. Nyberg
Ronald A. Nyberg
As Trustee and not individually

/s/ Sandra G. Sponem
Sandra G. Sponem
As Trustee and not individually

/s/ Ronald E. Toupin, Jr.
Ronald E. Toupin, Jr.
As Trustee and not individually

/s/ Amy J. Lee
Amy J. Lee
As Trustee and not individually